SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): November 7, 2018

One Horizon Group, Inc.

(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

Delaware	001-36530	46-3561419
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

34 South Molton Street, London W1K 5RG, United Kingdom

(Address of Principal Executive Offices)

+44(0)20 7409 5248

(Issuer Telephone Number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

As previously disclosed, on May 10, 2018, One Horizon Group, Inc. (the “Company”) received notice (the “Notice”) from The Nasdaq Stock Market LLC (“NASDAQ”) indicating that the Company’s common stock (the “Common Stock”) did not meet the continued listing requirement as set forth in NASDAQ Listing Rule 5550(a)(2) based on the closing bid price of the Common Stock for the preceding 30 business days. The Company disclosed the Notice on that certain Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on May 15, 2018. The minimum closing bid price required to maintain continued listing on The Nasdaq Capital Market is $1.00 per share.

Under NASDAQ Listing Rule 5810(c)(3)(A), the Company received a 180-calendar day grace period from the date of the Notice to regain compliance by meeting the continued listing standard of a minimum closing bid price of at least $1.00 per share for 10 consecutive business days during the 180-calendar day grace period ending on November 6, 2018. During the grace period, the Company was unable to regain compliance with the minimum bid price standard.

In accordance with NASDAQ Listing Rule 5810(c)(3)(A), in addition to such initial grace period, the Company could be afforded an additional 180-calendar day compliance period, provided that on the 180th calendar day of the initial grace period, the Company (i) met the applicable market value of publicly held shares requirement for continued listing and all other applicable requirements for initial listing on The Nasdaq Capital Market (except for the bid price requirement) and (ii) notified NASDAQ of its intent to cure the minimum bid price deficiency. Prior to expiration of the initial grace period, the Company requested an additional 180-calendar day compliance period and notified NASDAQ of its compliance with the stated listing standards and its intent to cure the minimum bid price deficiency through a reverse stock split, if necessary. On November 7, 2018, the Company received a written notification from NASDAQ granting an additional 180-calendar day period, which expires on May 6, 2019, to regain compliance with the minimum bid price requirement described above. This second 180-calendar day period relates exclusively to the bid price deficiency and the Company could be delisted during the 180-calendar day period for failure to maintain compliance with any other listing requirements that occurs during the 180-calendar day period.

There can be no assurance that the Company will be successful in regaining full compliance with the NASDAQ listing standards or maintaining its listing of the Common Stock on The Nasdaq Capital Market. This could impair the liquidity and market price of the Common Stock. In addition, the delisting of the Common Stock from a national exchange could materially adversely affect the Company’s access to capital markets, and any limitation on market liquidity or reduction in the price of the Common Stock as a result of that delisting could adversely affect the Company’s ability to raise capital on terms acceptable to the Company, or at all.

Item 7.01	Regulation FD Disclosure.

On November 7, 2018, the Company issued a press release relating to the notice received from NASDAQ regarding the additional 180-calendar day compliance period. A copy of the press release is attached as Exhibit 99.1.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing..

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release issued on November 7, 2018.

Exhibit Index

Exhibit No.	Description
99.1	Press Release issued on November 7, 2018.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 7, 2018

ONE HORIZON GROUP, INC.

By:	/s/ Martin Ward
Name: Martin Ward
Title: Chief Financial Officer